Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT
Kristine D. Brenner
Director of Investor Relations
(810) 257-2506
Kristine.Brenner@citizensbanking.com
CITIZENS REPUBLIC BANCORP ANNOUNCES
HARTMAN RESIGNATION FROM BOARD OF DIRECTORS
FLINT, MICHIGAN, May 20, 2009 — Citizens Republic Bancorp, Inc. (NASDAQ: CRBC) announced today that William R. Hartman has resigned as Chairman and a member of the Board of Directors, effective May 26, 2009. The Company expects that Mr. Hartman’s successor as Chairman will be appointed by the Board at its next meeting just prior to the Company’s May 27, 2009 annual meeting of shareholders.
Corporate Profile
Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin, and Indiana as Citizens Bank and in Iowa as F&M Bank, with 231 offices and 267 ATMs. Citizens Republic Bancorp is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 43rd largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.